Exhibit 99.1
For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545
Unifi Announces First Quarter Results
     GREENSBORO, N.C. – October 30, 2008 – Unifi, Inc. (NYSE:UFI) today released preliminary operating results for its first fiscal quarter ended September 28, 2008.
     For the September quarter, income from continuing operations before taxes was $1.3 million and net income was a loss of $676 thousand or $0.01 per share, which compares to a loss from continuing operations before taxes of $16.1 million and a net loss of $9.2 million or $0.15 per share in the prior September quarter. Increased sales of the Company’s premium value-added yarns and other product mix enrichments contributed to year-over-year margin improvements and the prior year quarter was negatively impacted by approximately $11 million of restructuring and impairment costs.
     Net sales for the current quarter were $169.0 million, which represents a slight decrease from net sales of $170.5 million for the prior year September quarter. Net sales were positively impacted by volume gains in Brazil and strength in the Company’s nylon business, which continues to be driven by consumer and fashion preferences.
     “During the quarter, volume started out ahead of plan but softened in September as the economy weakened,” said Ron Smith, Chief Financial Officer for Unifi.  “Our results for the quarter confirm that the Company’s strategies to focus on our core business and develop our portfolio of premium value-added products, while exploring growth opportunities in China and Brazil, are the correct ones for our business. We are
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Unifi Announces First Quarter Results – page 2
reacting quickly and decisively to an uncertain market caused by the economic slow down and significant fluctuations in our raw material prices. This price volatility, combined with softening volumes, will have a negative impact on our conversion margin in the December quarter, but we expect to see improvement as we move into the second half of our fiscal year.”
     Cash-on-hand at the end of September was $20.4 million, which increased slightly from the $20.2 million cash-on-hand at the end of June. Total cash and cash equivalents at the end of September, including restricted cash, were $47.7 million compared to $55.6 million at the end of June. Going forward, restricted cash now includes deposits in Brazil, which secure VAT tax incentive loans, as well as the domestic cash restricted primarily for capital expenditures in accordance with the Company’s long-term borrowing agreements. At the end of September, long-term debt was reduced to $196.5 million from $201.8 million as the Company repaid the remaining $3 million of outstanding borrowings under its revolver from the June quarter end.
     Bill Jasper, President and CEO of Unifi, said, “The continuing decline in sales of existing homes and cars and light trucks began taking a toll on our volume in the home furnishings and automotive business segments during the quarter, and we expect the ongoing softness in the economy to make our December quarter a challenging one. However, we will face these challenges with a strong financial base and flexibility that we have not had in the past, including the ability to shift the supply of our raw materials to the most competitive sources and to adjust our mix more efficiently and effectively. We feel confident that the Company will emerge from the economic downturn stronger and with new opportunities based on the actions we have taken over the past year to enhance our overall financial strength.”
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Unifi Announces First Quarter Results – page 3
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® — all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit the new website www.repreve.com.
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Financial Statements to Follow

Unifi Announces First Quarter Results – page 4

UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)

	For the Quarters Ended
	September 28 , 2008	September 23, 2007
Net sales	$169,009	$170,536
Cost of sales	155,584	159,543
Selling, general & administrative expenses	10,545	14,454
Provision for bad debts	558	254
Interest expense	5,965	6,712
Interest income	(913)	(826)
Other (income) expense, net	(561)	(1,006)
Equity in earnings of unconsolidated affiliates	(3,482)	(178)
Write down of long-lived assets	—	533
Write down of investment in unconsolidated affiliate	—	4,505
Restructuring charges	—	2,632

Income (loss) from continuing operations before income taxes	1,313	(16,087)
Provision (benefit) for income taxes	1,885	(6,931)

Loss from continuing operations	(572)	(9,156)
Loss from discontinued operations, net of tax	(104)	(32)

Net loss	$(676)	$(9,188)

Loss per common share (basic and diluted):
Net loss — continuing operations	$(0.01)	$(0.15)
Net loss — discontinued operations	—	—

Net loss — basic and diluted	$(0.01)	$(0.15)

Weighted average basic and diluted shares outstanding	61,134	60,537
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Unifi Announces First Quarter Results – page 5

UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	September 28, 2008	June 29, 2008
	(Unaudited)
Assets
Cash and cash equivalents	$20,396	$20,248
Receivables, net	95,247	103,272
Inventories	127,994	122,890
Deferred income taxes	1,962	2,357
Assets held for sale	3,808	4,124
Restricted cash	7,308	9,314
Other current assets	4,290	3,693

Total current assets	261,005	265,898

Property, plant and equipment, net	167,845	177,299
Investments in unconsolidated affiliates	71,950	70,562
Restricted cash	19,989	26,048
Goodwill	18,579	18,579
Intangible assets, net	19,607	20,386
Other noncurrent assets	11,698	12,759

	$570,673	$591,531

Liabilities and Shareholders’ Equity
Accounts payable	$43,897	$44,553
Accrued expenses	26,061	25,531
Income taxes payable	832	681
Current maturities of long-term debt and other current liabilities	7,729	9,805

Total current liabilities	78,519	80,570

Long-term debt and other liabilities	198,518	204,366
Deferred income taxes	657	926
Shareholders’ equity	292,979	305,669

	$570,673	$591,531

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Unifi Announces First Quarter Results – page 6

UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASHFLOWS
(Unaudited) (Amounts in Thousands)

	For the Quarters Ended
	September 28 , 2008	September 23, 2007
Cash and cash equivalents at beginning of year	$20,248	$40,031
Operating activities:
Net loss	(676)	(9,188)
Adjustments to reconcile net loss to net cash provided by (used in) continuing operating activities:
Loss from discontinued operations	104	32
Earnings of unconsolidated equity affiliates, net of distributions	(1,417)	282
Depreciation	8,980	9,599
Amortization	1,069	1,162
Stock-based compensation expense	282	107
Deferred compensation expense, net	(81)	30
Net gain on asset sales	(316)	(142)
Non-cash write down of long-lived assets	—	533
Non-cash write down of investment in equity affiliate	—	4,505
Non-cash portion of restructuring charges	—	2,632
Deferred income tax benefit	(115)	(7,524)
Provision for bad debts	558	254
Other	296	(473)
Change in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments	(6,082)	(3,016)

Net cash provided by (used in) continuing operating activities	2,602	(1,207)

Investing activities:
Capital expenditures	(3,569)	(1,064)
Change in restricted cash	5,183	(915)
Proceeds from sale of capital assets	101	2,216
Return of capital from equity affiliate	—	234
Other	(94)	264

Net cash provided by investing activities	1,621	735

Financing activities:
Borrowings of long-term debt	4,600	157
Payments of long-term debt	(9,080)	(6,705)
Proceeds from stock option exercises	3,551	—
Other	37	33

Net cash used in financing activities	(892)	(6,515)

Cash flows of discontinued operations:
Operating cash flow	(114)	(78)

Net cash used in discontinued operations	(114)	(78)

Effect of exchange rate changes on cash and cash equivalents	(3,069)	893

Net increase (decrease) in cash and cash equivalents	148	(6,172)

Cash and cash equivalents at end of period	$20,396	$33,859

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Unifi Announces First Quarter Results – page 7
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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